Exhibit 10.24

AGREEMENT

       THIS AGREEMENT is entered into this 31st day of October, 1997 between GateField Corporation, a Delaware Corporation, ("GATEFIELD"); and Zycad Japan (GateField) KK, ("Zycad Japan") and Zycad TSS Corporation, a California Corporation ("ZYCAD TSS").

WHEREAS, GateField desires to assign and transfer to Zycad TSS GateField's LightSpeed and XP/PXP maintenance and support contracts and the right to provide maintenance support services to GateField's installed LightSpeed and XP/PXP customer base; and

WHEREAS, GateField desires to provide Zycad TSS with a source code license to certain Software for the purpose of providing LightSpeed and XP/PXP Maintenance Services; and

WHEREAS, Zycad TSS desires to perform the above LightSpeed and XP/PXP
Services;

NOW, THEREFORE, the parties agree as follows:

1.     DEFINITIONS

1.1 LIGHTSPEED AND XP/PXP MAINTENANCE CUSTOMERS shall mean all GateField customers as specified on Exhibit A who have current maintenance contracts for LightSpeed, XP or PXP Products installed at a customer site as of the Effective Date of this Agreement as specified on Exhibit A or who purchase PXP Products from GateField after the Effective Date through November 30, 1997. GateField agrees to provide Zycad TSS with customer site information in a format similar to Exhibit A for all PXP Products sold by GateField after the Effective Date.

1.2 LIGHTSPEED AND XP/PXP CUSTOMERS shall mean those customers as specified on Exhibit B who have purchased LightSpeed, XP or PXP Products, whether they are currently on maintenance or not.

1.3 LIGHTSPEED AND XP/PXP PRODUCTS shall mean those products set forth in Exhibit C, including hardware, microcode and software.

1.4 LIGHTSPEED AND XP/PXP SERVICE INVENTORY shall mean all LightSpeed, XP and PXP modules, cabinets and components currently owned by GateField for field spares as specified on Exhibit D.

1.5 LIGHTSPEED AND XP/PXP PRODUCTION INVENTORY shall mean all LightSpeed, XP and PXP modules, cabinets and components currently owned by GateField for production inventory as specified on Exhibit E.

1.6 LIGHTSPEED AND XP/PXP MAINTENANCE REVENUE shall mean the actual gross revenue collected from customer purchase orders for maintenance service for LightSpeed and XP/PXP Products net of any reasonable and customary sales commission paid.

1.7 LIGHTSPEED AND XP/PXP MAINTENANCE SERVICES shall mean maintenance services for LightSpeed and XP/PXP Products as specified in GateField's standard maintenance agreement, a copy of which is attached as Exhibit F.

1.8 LIGHTSPEED AND XP/PXP WARRANTY SERVICES shall mean warranty services for XP/PXP Products sold by Gatefield on or before November 30, 1997 pursuant to Zycad's standard warranty provisions, a copy of which is specified in Exhibit G.

1.9 MAINTENANCE RELATED EQUIPMENT shall mean the equipment specified in Exhibit H.

1.10   SOFTWARE shall mean the software specified in Exhibit I.

1.11 EFFECTIVE DATE. The Effective Date of this Agreement shall be October 1, 1997.

2.     LIGHTSPEED AND XP/PXP MAINTENANCE

2.1    ASSIGNMENT OF RIGHT.  GateField assigns to Zycad TSS for a period of five
(5) years from August 18, 1997 all of its right, title and interest in and to the LightSpeed and XP/PXP Maintenance Contracts as well as the exclusive right to provide LightSpeed and XP/PXP Maintenance Service to LightSpeed and XP/PXP Maintenance Customers and to the LightSpeed and XP/PXP Install Base. Zycad TSS agrees to provide LightSpeed and XP/PXP Maintenance Service to all LightSpeed and XP/PXP Maintenance Customers pursuant to the provisions of GateField standard maintenance terms and conditions, a copy of which is attached hereto as Exhibit F. This obligation of Zycad TSS to provide maintenance service shall cease on a customer by customer basis when the LightSpeed and XP/PXP maintenance contract for each customer expires and is not renewed.

2.2 MAINTENANCE RENEWALS. Zycad TSS shall be solely responsible for getting LightSpeed and XP/PXP Customers to sign new maintenance contracts or renew maintenance contracts for PXP Products after current purchase orders for maintenance and support expire. Zycad TSS shall do all contract negotiation, invoicing and collecting for all LightSpeed and XP/PXP Maintenance Revenue, except for Japan.

2.3 TERMINATION OF RIGHT. All rights to provide LightSpeed and XP/PXP Maintenance Services under this Agreement shall terminate on August 17, 2002 unless mutually extended by Zycad TSS, GateField and IKOS.

3.0    LightSpeed and XP/PXP Maintenance Revenue Sharing

3.1 For a period of 24 months after the Effective Date or until Gatefield has received $1,800,000 worldwide in revenue sharing, GateField and Zycad TSS agree to share LightSpeed and XP/PXP Maintenance Revenue at a rate of 30% to GateField and 70% to Zycad TSS, except in Japan.

3.2 For a period of 25 months after the effective date through 36 months after the Effective Date, Gatefield and Zycad TSS agree to share LightSpeed and XP/PXP Maintenance Revenue at a rate of 10% to Gatefield and 90% to Zycad TSS, except in Japan.

3.3 For a period of 12 months after the Effective Date through 60 months after the Effective Date, GateField and Zycad TSS agree to share LightSpeed and XP/PXP Maintenance Revenue in Japan at the rate of 40% to Gatefield and 60% to Zycad TSS provided that Gatefield Japan does all billing, invoicing, collections, local customer support and reasonable sales support to renew customers contracts for LightSpeed and XP/PXP customers in Japan. If Gatefield Japan ceases these activities GateField agrees to provide ninety
(90) days prior written notice and LightSpeed and XP/PXP Maintenance Revenue in Japan will be shared 30% to GateField and 70% to Zycad TSS until Gatefield has received $1,800,000 worldwide in revenue at which time the maintenance split will be 10% to GateField and 90% to Zycad TSS.

3.4 Prepaid Maintenance. GateField agrees to pay to Zycad TSS the sum of $455,000 for LightSpeed and XP/PXP Maintenance Services to be performed by Zycad TSS for which GateField has collected the LightSpeed and XP/PXP Maintenance revenue. Payment will be made within thirty (30) days of the date of the Agreement. Final figures to be reconciled by November 10, 1997.

3.5 GateField will pay Zycad TSS the actual operating expenses incurred by Zycad TSS and facility use expenses for the period of time between the Effective Date and GateField's payment of Maintenance Revenue defined in Paragraph 3.4 above. Gatefield will deduct these expense payments from the sum due Zycad TSS under paragraph 3.4 above.

3.6 GateField will collect current receivables invoiced by GateField prior to Effective Date. GateField will deduct its proportionate share from receivables and pass the balance onto Zycad TSS payable net fifteen (15) days from the date collected.

3.7 In Japan, GateField KK will invoice and collect all receivables from customer as long as GateField KK is providing service as specified in paragraph 3.3 above. GateField will forward to Zycad TSS 60% of the receivables collected.

4.     MAINTENANCE RELATED EQUIPMENT AND INVENTORY

4.1 EQUIPMENT AND SERVICE INVENTORY. GateField agrees to transfer the Maintenance Related Equipment and LightSpeed and XP/PXP Service Inventory to Zycad TSS by Bill of Sale at Closing.

4.2 PRODUCTION INVENTORY. GateField agrees to consign the LightSpeed and XP/PXP Production Inventory to Zycad TSS for the purpose of selling such inventory to LightSpeed and XP/PXP Customers solely for replacement and repair. For all such inventory sold, Zycad TSS shall pay GateField the standard costs for such inventory as specified in Exhibit E plus ten percent (10%), payable net thirty (30) days after the month during which such inventory was sold.

4.3 FINAL INVENTORY LISTS. A final List of Service Inventory and Production Inventory shall be compiled and attached to this Agreement by December 10, 1997. Zycad TSS agrees to provide GateField with quarterly reports of inventory transactions.

5.     INVENTORY RESTRICTIONS

       Zycad TSS may only use the LightSpeed and XP/PXP Product Inventory for Board or component replacement and not for upgrades, add-ons or capacity expansion.

6.     MAINTENANCE BILLING AND ACCOUNT TRANSITION.

6.1 MAINTENANCE BILLING. GateField will bill and collect all LightSpeed and XP/PXP Maintenance Revenue which are outstanding as of the Effective Date.

6.2 ACCOUNT TRANSITION. LightSpeed and XP/PXP maintenance contracts and billing would be transitioned to Zycad TSS upon the Effective Date so that new maintenance PO's would issue to Zycad TSS, the maintenance contract would be between Zycad TSS and the Customer, and Zycad TSS would invoice and collect PXP Maintenance Revenue except in Japan where the maintenance contracts will remain between GateField Japan KK and the customer. In Japan GateField KK will do all maintenance billing, invoicing and collections from customers in Japan as long as GateField KK is providing maintenance services in Japan as specified in paragraph 3.3 above. GateField KK will collect from the customers and transfer to Zycad TSS 60% of the revenue collected. Monthly revenue due Zycad TSS will be in accordance with Exhibit K.

6.3 WARRANTY SERVICES. GateField and Zycad TSS agree that Zycad TSS shall perform all LightSpeed and PXP Warranty Services for PXP Products and PXP Products sold by GateField on a time and material basis. Zycad TSS' time and material expenses for PXP Warranty Services shall be invoiced to Gatefield and shall be setoff against maintenance revenue sharing due hereunder.

7.     SOURCE CODE LICENSE

7.1 GateField grants Zycad TSS a worldwide, non-revocable, royalty free Source Code license for the Software specified in Exhibit I for the purposes of providing LightSpeed and XP/PXP Maintenance Services to LightSpeed and XP/PXP Customers for a period of five (5) years from August 18, 1997. IKOS owns all modifications, including enhancements and derivative Software, but grants to Zycad TSS a non-exclusive, non-transferable, worldwide source code license for all modifications, enhancements and derivative Software as stated above.

7.2 GateField assigns to Zycad TSS all of its interest in the Software License Agreement dated August 18, 1997 between Zycad Corporation and Provis Corporation, except for the provisions of Sections 4 and 5.

8.     EMPLOYMENT MATTERS

8.1 EMPLOYEE SOLICITATION BY ZYCAD TSS Zycad TSS shall have the right, but not the obligation, to offer employment to any of GateField's employees listed on Exhibit J ("Employees") at the salary levels and on other terms and conditions to be determined in Zycad TSS' sole discretion effective as of the Effective Date. Zycad TSS shall have no liability for accrued wages (including salaries and commissions), severance pay, sick leave or other benefits, or employee plans of any type or nature on account of GateField's employment of or termination of such employees', and GateField shall indemnify Zycad TSS and hold Zycad TSS harmless against any liability arising out of any claims for such pay or benefits or any other claims arising from GateField's employment of or termination of employment of such employees. Employees shall continue to be employed by GateField through the date that Zycad TSS is incorporated and has workers compensation and health insurance in place and GateField shall continue in force all current salaries and benefits through such date.

8.2 EMPLOYEE PLANS. Zycad TSS is not assuming any of the employee plans of GateField and Zycad TSS shall have no liability whatsoever to employees of GateField with respect to accrued or future benefits under any such employee plans, whether or not any of such employees are offered employment by, or become employees of, Zycad TSS, and GateField shall defend, indemnify and hold Zycad TSS harmless against any claims that it has liability under such employee plans.

8.3 NONSOLICITATION. Zycad TSS agrees not to solicit the employment of any individual who is a GateField employee as of the date of this Agreement (other than an Employee) for a period of one year after the Effective Date. GateField agrees not to solicit the employment of any individual who is an employee of Zycad TSS as of the date of this Agreement for a period of one year after the Effective Date.

8.4    STOCK OPTIONS

       8.4.1 VESTED OPTIONS. Those Employees with vested stock options have ninety (90) days after the date of employment with Zycad TSS to exercise these options, plus an additional two months for every full month employed by Zycad TSS after the Effective Date, up to a maximum of an additional six (6) months.

       8.4.2 UNVESTED OPTIONS. Those Employees with unvested options will have their options vested 100% on the date they become employees of Zycad TSS, but these options are not exercisable unless the employee has been continuously employed by Zycad TSS for a period of one (1) year after the date of employment with Zycad TSS. Employees have ninety (90) days after this one (1) year period to exercise their stock options.

       8.4.3 VESTED AND UNVESTED OPTIONS. Those Employees with both vested and unvested options would apply the rules for both vested and unvested options respectively as described in the previous paragraph.

9.     TERM AND TERMINATION

9.1 TERM. The term of this Agreement shall be for a period of five (5) years from August 18, 1997 at which time this Agreement shall automatically terminate.

9.2 FINANCIAL DIFFICULTIES. Either party may terminate this Agreement effective immediately upon written notice to the other party if the other party files a voluntary petition in bankruptcy or otherwise seeks protection under any law for the protection of debtors; has a proceeding instituted against it under any provision of the bankruptcy laws which is not dismissed within sixty (60) days; is adjudged a bankrupt; has a court assume jurisdiction of its assets under a reorganization act; has a trustee or receiver appointed by a court for all or a substantial portion of its assets; suspends or ceases to do business; makes an assignment of all or a substantial portion of its assets for the benefit of credits; or admits in writing its inability to pay its debts as they become due.

9.3 MATERIAL BREACH. Except as otherwise provided in this Agreement, either party may terminate this Agreement if the other party breaches any material term or condition of this Agreement and fails to cure that breach within thirty (30) days after receiving written notice of the breach.

9.4 EFFECT OF TERMINATION. Upon termination of this Agreement, except as expressly provided herein, (a) the rights granted to Zycad TSS by GateField pursuant to this Agreement automatically terminate; (b) Zycad TSS shall, within thirty (30) days, ship to GateField any inventory or source code acquired from GateField and any documented GateField Proprietary Information it has in its possession; (c) all outstanding invoices for amounts owed to GateField shall become due and payable on the effective date of termination; and (d) all obligations of Zycad TSS to perform services or other obligations under this Agreement shall automatically and immediately terminate.

10.    GENERAL

10.1 EXPORT. Zycad TSS agrees that it will not, directly or indirectly, export or re-export or knowingly permit the export or re-export of LightSpeed and XP/PXP Products or GateField Proprietary Information to any country for which the U.S. Export Administration Act, any regulation thereunder, or any similar U.S. law or regulation requires an export license or other United States government approval unless the appropriate export license or approval has been obtained.

10.2 TRADEMARKS. GateField has the right to grant to Zycad TSS the right to use its LightSpeed and XP/PXP Product logo and trademarks during the term of this Agreement for the purposes set forth in this Agreement. Any use of trademarks shall contain a statement identifying said trademarks as being trademarks of IKOS.

10.3 ARBITRATION. Any unresolved dispute arising pursuant to this Agreement shall be settled by arbitration before one (1) arbitrator for disputes under $100,000, otherwise before three (3) arbitrators, provided that nothing in this Section shall restrict either party from applying for emergency relief pending final determination of a claim by arbitration or restrict either party from bringing action against the other for infringement of any of their respective intellectual property rights or for breach of any of the obligations hereunder relating to confidentiality and protection of proprietary information. All arbitration shall be conducted in Santa Clara, California in accordance with the rules and regulations of the American Arbitration Association. The expenses associated with such arbitration, including the expenses of the neutral arbitrator(s) shall be made a part of the Arbitration Award. The judgment of the arbitrators shall be binding and entered in any court having jurisdiction thereof. Each party shall be responsible for their own Attorney's fees.

10.4 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when received, or when sent by certified or registered mail-return receipt requested, or by prepaid telex or telegram, as follows:

A.     If to GateField:
       GateField Corporation
       47100 Bayside Parkway
       Fremont, California 94538
       Attention:  James R. Fiebiger
       Title:  President and CEO
       Copy to General Counsel

B.     If to Zycad TSS Corporation:

       Zycad TSS
       47100 Bayside Parkway, Fremont, CA  94538
       Attn:  John R. Walsh
       Title:  President

C.     If to Zycad Japan KK
       Toshin 24 Shin-Yokohama
       Bldg. B-8F
       2-3-8 Shin-Yokohama, Kohoku-ku
       Yokohama, 222 Japan
       Attention:  Manager, Director

or to such other addresses as shall be designated by any of such parties to the other by such a notice.

       10.5 EXCLUSIVE AGREEMENT. This Agreement including the attached Exhibits is the complete and exclusive statement of the agreement between the parties and supersedes all prior agreements and communications with respect to the subject matter. All modifications shall be in writing and signed by authorized representatives of each party.

10.6 ASSIGNMENT PROHIBITION. Neither this Agreement nor individual rights or transactions under it shall be assigned by Zycad TSS without the prior written consent of GateField.

10.7 GOVERNING LAW. This Agreement and all transactions under it shall be governed by the laws of the State of California, excluding its conflict of law rules. Any item or service furnished by GateField or the Zycad TSS in furtherance of this Agreement, although not specifically identified in it, shall nevertheless be covered by this Agreement unless specifically covered by some other written agreement executed by GateField and an authorized representative of Zycad TSS GateField agrees that Zycad TSS may use GateField's name in lists of representatives Zycad TSS Customers.

10.8 HEADINGS. The headings used in this Agreement are only for convenience, and are not to be used in interpreting it.

10.9 NO AGENT. Neither party shall not be deemed an agent of the other and both parties agree not to make any representations on behalf of the other.

In Witness whereof, the parties have signed this Agreement as indicated below.



GATEFIELD CORPORATION                  ZYCAD TSS CORPORATION

By:    /s/ JAMES R. FIEBIGER           By:    /s/ JOHN R. WALSH
Name:      JAMES R. FIEBIGER           Name:    JOHN R. WALSH
Title:      President & CEO            Title:     PRESIDENT

By:    /s/ Stephen Flory               ZYCAD JAPAN KK
Name: Stephen Flory
Title:   CFO                           By:    /s/ Stephen Flory
                                       Name: Stephen Flory
                                       Title:   CFO

By:    /s/ DOUGLAS E. KLINT
Name: Douglas E. Klint
Title:  VP, Secretary & General Counsel
